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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Cherokee Inc. on Forms S-3 (File No. 333-14533) and S-8 (File No. 333-49865, 333-14533, 333-57503), of our report dated March 31, 2000 on our audits of the consolidated financial statements and financial statement schedule of Cherokee Inc. as of January 29, 2000 and January 30, 1999 and for the years ended January 29, 2000, January 30, 1999, the eight month period ended January 31, 1998 and for the year ended May 31, 1997, which report is included in this Annual Report on Form 10-K.


/s/  PricewaterhouseCoopers LLP


Los Angeles, California
April 14, 2000